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                                                                EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Joint Proxy Statement/Prospectus on Form S-4 dated October 4, 1996 of our report dated February 16, 1996 appearing in the Annual Report on Form 10-K for the year ended December 31, 1995 of United Cities Gas Company, and to all references to our Firm included in this Joint Proxy Statement/Prospectus.

                                                  /s/ Arthur Andersen LLP
                                                  ARTHUR ANDERSEN LLP

Nashville, Tennessee
September 27, 1996